CH ENERGY GROUP, INC.
Computation of Ratio of Earnings to Fixed Charges               EXHIBIT (12) (i)

                                                                  2005                     2004
                                                     -----------------------------  ------------------
                                                     3 Months  9 Months  12 Months  3 Months  9 Months
                                                       Ended     Ended     Ended      Ended     Ended
                                                      Sept 30   Sept 30   Sept 30    Sept 30   Sept 30
                                                     --------  --------  ---------  --------  --------
    Earnings: ($000)
A.    Net Income from Continuing Operations (2)      $  5,746  $ 32,618  $  42,107  $  4,451  $ 32,936
B.    Federal and State Income Tax                      2,364    17,989     24,118     4,390    25,126
                                                     --------  --------  ---------  --------  --------
C.    Earnings before Income Taxes                   $  8,110  $ 50,607  $  66,225  $  8,841  $ 58,062
                                                     ========  ========  =========  ========  ========
D.    Fixed Charges
        Interest on Mortgage Bonds                          0         0          0         0         0
        Interest on Other Long-Term Debt                3,421    10,187     13,239     2,696     8,436
        Other Interest                                    751     1,626      2,634       778     4,398
        Interest Portion of Rents                         250       796      1,063       250       933
        Amortization of Premium & Expense on Debt         264       793      1,049       263       810
        Preferred Stock Dividends of Central Hudson       328     1,077      1,453       449     1,210
                                                     --------  --------  ---------  --------  --------
          Total Fixed Charges                        $  5,014  $ 14,479  $  19,438  $  4,436  $ 15,787
                                                     ========  ========  =========  ========  ========

E.    Total Earnings                                 $ 13,124  $ 65,086  $  85,663  $ 13,277  $ 73,849
                                                     ========  ========  =========  ========  ========

    Preferred Dividend Requirements:
F.    Allowance for Preferred Stock Dividends
        Under IRC Sec 247                            $    242  $    728  $     970  $    242  $    728
G.    Less Allowable Dividend Deduction                   (32)      (96)      (127)      (32)      (96)
                                                     --------  --------  ---------  --------  --------
H.    Net Subject to Gross-up                             210       632        843       210       632
I.    Ratio of Earnings before Income
        Taxes to Net Income (C/A)                       1.411     1.552      1.573     1.986     1.763
                                                     --------  --------  ---------  --------  --------
J.    Preferred Dividend (Pre-tax) (H x I)                296       981      1,326       417     1,114
K.    Plus Allowable Dividend Deduction                    32        96        127        32        96
                                                     --------  --------  ---------  --------  --------
L.    Preferred Dividend Factor                           328     1,077      1,453       449     1,210
                                                     ========  ========  =========  ========  ========

M.    Ratio of Earnings to Fixed Charges (E/D)           2.62      4.50       4.41      2.99      4.68
                                                     ========  ========  =========  ========  ========

                                                                     Year Ended December 31,
                                                     -----------------------------------------------------
                                                                                          (1)
                                                       2004      2003          2002      2001       2000
                                                     --------  --------      --------  --------  ---------
    Earnings: ($000)
A.    Net Income from Continuing Operations (2)      $ 42,423  $ 43,985      $ 36,453  $ 50,835  $  50,973
B.    Federal and State Income Tax                     31,256    30,435        22,294    (3,338)    38,215
                                                     --------  --------      --------  --------  ---------
C.    Earnings before Income Taxes                   $ 73,679  $ 74,420      $ 58,747  $ 47,497  $  89,188
                                                     ========  ========      ========  ========  =========
D.    Fixed Charges
        Interest on Mortgage Bonds                          0       570         2,136     5,211     11,342
        Interest on Other Long-Term Debt               11,488    10,699         9,819    10,446     12,864
        Other Interest                                  5,613     9,828 (3)    11,659    12,837      9,303
        Interest Portion of Rents                       1,192     1,040           749       801        962
        Amortization of Premium & Expense on Debt       1,066     1,159         1,249     1,350      1,170
        Preferred Stock Dividends of Central Hudson     1,591     2,259         3,405     3,026      5,556
                                                     --------  --------      --------  --------  ---------
          Total Fixed Charges                        $ 20,950  $ 25,555      $ 29,017  $ 33,671  $  41,197
                                                     ========  ========      ========  ========  =========

E.    Total Earnings                                 $ 94,629  $ 99,975      $ 87,764  $ 81,168  $ 130,385
                                                     ========  ========      ========  ========  =========

    Preferred Dividend Requirements:
F.    Allowance for Preferred Stock Dividends
        Under IRC Sec 247                            $    970  $  1,387 (3)  $  2,161  $  3,230  $   3,230
G.    Less Allowable Dividend Deduction                  (127)     (127)         (127)     (127)      (127)
                                                     --------  --------      --------  --------  ---------
H.    Net Subject to Gross-up                             843     1,260         2,034     3,103      3,103
I.    Ratio of Earnings before Income
        Taxes to Net Income (C/A)                       1.737     1.692         1.612     0.934      1.750
                                                     --------  --------      --------  --------  ---------
J.    Preferred Dividend (Pre-tax) (H x I)              1,464     2,132         3,278     2,899      5,429
K.    Plus Allowable Dividend Deduction                   127       127           127       127        127
                                                     --------  --------      --------  --------  ---------
L.    Preferred Dividend Factor                         1,591     2,259         3,405     3,026      5,556
                                                     ========  ========      ========  ========  =========

M.    Ratio of Earnings to Fixed Charges (E/D)           4.52      3.91          3.02      2.41       3.16
                                                     ========  ========      ========  ========  =========

(1) The reduction in the ratio reflects the net effect of regulatory actions in 2001 associated with the sale of Central Hudson's interests in its major generating assets, including the recording of a significant amount of federal investment income tax credits.

(2)   Net Income does not include preferred stock dividends of Central Hudson.

(3) Reflects SFAS No. 150, entitled Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, reclassification of $208,750 in preferred stock dividends to interest expense for the quarter ended September 30, 2003.